Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Fresca Worldwide Trading Corp. (the "Company") for the quarter September 30, 2008, I,  Joseph Meuse            , Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

FRESCA WORLDWIDE TRADING CORP.

Date: November 14, 2008	By:	/s/ Joseph Meuse
Name : Joseph Meuse
Title: President